UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2010 (April 26, 2010)

U.S. Dataworks, Inc.
(Exact name of registrant as specified in its charter)

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Nevada	001-15835	84-1290152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Sugar Creek Blvd., 5th Floor, Sugar Land, Texas 77478
(Address of Principal Executive Office) (Zip Code)

(281) 504-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 26, 2010, US Dataworks, Inc. (the “Company”) received the final determination of the NYSE Amex Listing Qualifications Panel (the “Panel”) following the April 13, 2010 oral hearing before the Panel. The Panel affirmed the Exchange Staff’s earlier determination to delist the Company’s securities from the Exchange due to the Company’s inability, within the grace period, to meet the continued listing requirements set forth in Section 1003(a) of the Exchange Company Guide relating to stockholders’ equity and Section 1003(f)(v) relating to low price per share. The Company is entitled to request that the full Committee on Securities review the Panel’s determination within 15 days of the receipt of such determination. The Company will not request such review.  Accordingly, the delisting is expected to become effective at the close of market on May 4, 2010.

Although the Company is in the process of, through a market maker, getting its securities quoted on the OTC Bulletin Board (the “OTC-BB”), following the effectiveness of the delisting of the Company’s securities from the NYSE Amex, the Company cannot give any assurance that there will be any market maker for the Company’s securities to be quoted on the OTC-BB or that such securities will be traded on any market. The Company currently anticipate that its securities may be quoted in the National Daily Quotation Sheets, commonly referred to as the “pink sheets,” published by the National Quotation Bureau LLC.

The Company will continue to file periodic reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events

On April 30, 2010, the Company issued a press release announcing the Panel’s determination disclosed under Item 3.01 above.  A copy of the press release announcing the foregoing is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U.S. Dataworks, Inc.

By:	/s/ Charles E. Ramey
Charles E. Ramey, Chief Executive Officer

Date:           April 30, 2010